UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2003

             BIOVEST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8500 Evergreen Blvd. NW, Minneapolis, Minnesota	55433
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 786-0302

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 16, 2003, the Company entered into an extension to the Escrow Agreement dated June 16, 2003 (the “Escrow Agreement”), and the Promissory Note in the principal amount of $2,500,000 dated June 16, 2003 (the “Promissory Note”). The Escrow Agreement and Promissory Note relate to the Investment Agreement entered into between the Company and Accentia, Inc. as reported in Item 1 of Form 8-K filed on June 23, 2003. Additionally, on September 19, 2003, the Company entered into an Amended and Restated Amendment to Escrow Agreement and an Amended and Restated Amendment to Promissory Note. As amended, the Promissory Note is required to be paid as follows: $600,000 on September 19, 2003, with the balance of principal and interest due on October 16, 2003. The $600,000 payment was timely paid. The Amended and Restated Amendment to Escrow Agreement reflects the amendment to the Promissory Note.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
4.1 Amendment to Promissory Note in the principal amount of $2,500,000 dated June 16, 2003
4.2 Amended and Restated Amendment to Promissory Note
10.1 Amended and Restated Amendment to Escrow Agreement
10.2 Amendment to Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.

Date: September 22, 2003	By:	/s/ James A. McNulty
James A. McNulty Chief Financial Officer